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                                                               EXHIBIT (a)(1)(F)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER - Social Security numbers (SSNs) have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

                                   GIVE THE SOCIAL
FOR THIS TYPE OF ACCOUNT:          SECURITY NUMBER OF -
1.  An individual's account        The individual

2.  Two or more individuals        The actual owner of the
    (joint account)                account or, if combined
                                   funds, the first individual
                                   on the account(1)

3.  Husband and wife (joint        The actual owner of the
    account)                       account or, if combined
                                   funds, the first individual
                                   on the account(1)

4.  Custodian account of a minor   The minor(2)
    (Uniform Gift to Minors Act)

5.  Adult and minor (joint         The actual owner of the
    account)                       account or, if combined
                                   funds, the first individual
                                   on the account(1)

6.  Account in the name of         The ward, minor, or
    guardian or committee for a    incompetent person(3)
    designated ward, minor, or
    incompetent person

7.  a. The usual revocable         The grantor-trustee(1)
       savings trust account
       (grantor is also trustee)

    b. So-called trust account     The actual owner(1)
       that is not a legal or
       valid trust under State
       law

                                   GIVE THE EMPLOYER
                                   IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:          NUMBER OF -
8.    Sole proprietorship          The owner(4)
      account

9.    A valid trust, estate, or    The legal entity (Do not
      pension  trust               furnish the identifying
                                   number of the personal
                                   representative or trustee
                                   unless the legal entity
                                   itself is not designated in
                                   the account title.) (5)

10.   Corporate account            The corporation

11.   Religious, charitable or     The organization
      educational organization
      account

12.   Partnership account held     The partnership(6)
      in the name of the business

13.   Association, club or other   The organization
      tax-exempt organization

14.   A broker or registered       The broker or nominee
      nominee

15.   Account with the             The public entity
      Department of Agriculture
      in the name of a public
      entity (such as a State or
      local government, school
      district, or prison) that
      receives agricultural
      program payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.
(2)   Circle the minor's name and furnish the minor's SSN.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's SSN.
(4) Show the name of the owner but you may also enter your business or "doing business as" name. You may use either your SSN or your EIN (if you have one). This also applies to a single-member limited liability company that is disregarded as an entity separate from its owner for federal purposes.
(5)   List first and circle the name of the legal trust, estate, or pension trust.
(6) This also applies to a limited liability company (LLC) with at least two members.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, Form SS-4, Application for Employer Identification Number, or Form W-7, Application for IRS Individual Taxpayer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. PAYEES EXEMPT FROM BACKUP WITHHOLDING:

Payees specifically exempted from backup withholding on ALL payments include the following:

      -     Certain corporations.
      -     Certain financial institutions.
      - An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).
      -     The United States or any agency or instrumentality thereof.
      -     A State, the District of Columbia, a possession of the United
            States, or any subdivision or instrumentality thereof.
      -     A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
      - An international organization or any agency, or instrumentality thereof.
      - Certain dealers in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.
      -     Certain real estate investment trusts.
      - Certain common trust funds operated by a bank under Section 584(a) of the Code.
      - Certain exempt charitable remainder trusts described in Section 664 of the Code and certain non-exempt trusts described in Section 4947 of the Code.
      - Certain entities registered at all times under the Investment Company Act of 1940.
      -     Certain foreign central banks of issue.
      - Certain futures commission merchants registered with the Commodity Futures Trading Commission.
      - Certain middlemen known in the investment community as nominees or custodians.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

      - Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
      - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.
      - Payments of patronage dividends where the amount received is not paid in money.
      -     Payments made by certain foreign organizations.
      -     Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

      - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
      - Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).
      - Payments described in Section 6049(b)(5) of the Code to nonresident aliens.
      -     Payments made by certain foreign organizations.
      -     Mortgage or student loan interest paid to you.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the regulations promulgated thereunder.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. File this form with the payer, furnish your taxpayer identification number, check the box provided to indicate that you are exempt from backup withholding, and return it to the payer. If the payments are interest, dividends, or patronage dividends, also sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, file with the payer a completed internal revenue form w-8 (certificate of foreign status).

PRIVACY ACT NOTICE

Section 6109 of the Code requires you to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure may result in civil or criminal penalties.

(3) FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500. Falsifying certifications or affirmations may also subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.